SHAREHOLDER SERVICING AGREEMENT


         SHAREHOLDER SERVICING AGREEMENT (the "Agreement"), dated as of August , 2002, between John Hancock Advisers, LLC ("John Hancock Advisers") and UBS Warburg LLC ("UBS Warburg").

         WHEREAS, John Hancock Preferred Income Fund (the "Fund") is a closed-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares of beneficial interest are registered under the Securities Act of 1933, as amended; and

         WHEREAS, John Hancock Advisers is the investment adviser of the Fund;
and

         WHEREAS, John Hancock Advisers desires to retain UBS Warburg to provide shareholder servicing and market information with respect to the Fund, and UBS Warburg is willing to render such services;

         NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:


         1. John Hancock Advisers hereby employs UBS Warburg, for the period and on the terms and conditions set forth herein, to provide the following services:

         (a) Undertake to make available public information pertaining to the Fund on an ongoing basis and to communicate to investors and prospective investors the Fund's features and benefits (including periodic seminars or conference calls, responses to questions from current or prospective shareholders and specific shareholder contact where appropriate);

         (b) Make available to investors and prospective investors market price, net asset value, yield and other information regarding the Fund, if reasonably obtainable, for the purpose of maintaining the visibility of the Fund in the investor community;

         (c) At the request of John Hancock Advisers or the Fund, provide certain economic research and statistical information and reports, if reasonably obtainable, on behalf of John Hancock Advisers or the Fund and consult with representatives of John Hancock Advisers and/or Trustees of the Fund in connection therewith, which information and reports shall include: (i) statistical and financial market information with respect to the Fund's market performance; and (ii) comparative information regarding the Fund and other closed-end management investment companies with respect to (x) the net asset value of their respective shares, (y) the respective market performance of the Fund and such other companies, and (z) other relevant performance indicators; and

         (d) At the request of John Hancock Advisers or the Fund, provide information to and consult with John Hancock Advisers and/or the Board of Trustees of the Fund with respect to applicable strategies designed to address market value discounts, which may include share repurchases, tender offers, modifications to dividend policies or capital structure, repositioning or restructuring of the Fund, conversion of the Fund to an open-end investment company, liquidation or merger; including providing information concerning the use and impact of the above strategic alternatives by other market participants.

         (e) At the request of John Hancock Advisers or the Fund, UBS Warburg shall limit or cease any action or service provided hereunder to the extent and for the time period requested by John Hancock Advisers or the Fund; provided, however, that pending termination of this Agreement as provided for is Section 5 hereof, any such limitation or cessation shall not relieve John Hancock Advisers of its payment obligations pursuant to Section 2 hereof.

         (f) UBS Warburg will promptly notify John Hancock Advisers or the Fund, as the case may be, if it learns of any material inaccuracy or misstatement in, or material omission from, any written information provided by UBS Warburg to John Hancock Advisers or the Fund in connection with the performance of services by UBS Warburg under this Agreement.

         2. John Hancock Advisers will pay UBS Warburg a fee computed weekly and payable quarterly at an annualized rate of 0.10% of the average weekly gross assets of the Fund.

         3. John Hancock Advisers acknowledges that the shareholder services of UBS Warburg provided for hereunder do not include any advice as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of UBS Warburg, and UBS Warburg is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with providing the services described in Section 1 hereof.

         4. Nothing herein shall be construed as prohibiting UBS Warburg or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment managers), so long as UBS Warburg's services to John Hancock Advisers and the Fund are not impaired thereby.

         5. The term of this Agreement shall commence upon the date referred to above and will continue coterminously with and so long as the Investment Management Agreement, dated August 2002, remains in effect between the Fund and John Hancock Advisers or any successor in interest or affiliate of John Hancock Advisers, as, and to the extent, that such Investment Management Agreement is renewed periodically in accordance with the 1940 Act; provided, however, that in the event that the contractual advisory fee rate payable by the Fund to John Hancock Advisers or such successor or affiliate under the Investment Management Agreement is reduced, the fee payable by John Hancock Advisers to UBS Warburg pursuant to Section 1(f) of this agreement shall reduced in proportion to, and for the period of, such reduction of the advisory fee, and this agreement shall be deemed to be amended automatically to reflect the same.

         6. John Hancock Advisers will furnish UBS Warburg with such information as UBS Warburg believes appropriate to its assignment hereunder (all such information so furnished being the "Information"). John Hancock Advisers recognizes and confirms that UBS Warburg (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. To the best of John Hancock Adviser's knowledge, the Information to be furnished by John Hancock Advisers when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. John Hancock Advisers will promptly notify UBS Warburg if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to UBS Warburg.

         7. It is understood that UBS Warburg is being engaged hereunder solely to provide the services described above to John Hancock Advisers and to the Fund and that UBS Warburg is not acting as an agent or fiduciary of, and shall have no duties or liability to the current or future shareholders of the Fund, the current or future shareholders of the Fund or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived.

         8. John Hancock Advisers agrees that UBS Warburg shall have no liability to John Hancock Advisers or the Fund for any act or omission to act by UBS Warburg in the course of its performance under this Agreement, in the absence of gross negligence or willful misconduct on the part of UBS Warburg. John Hancock Advisers agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

         9. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY THEREIN AND WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

         10. EACH OF THE JOHN HANCOCK ADVISERS AND UBS WARBURG AGREE THAT ANY ACTION OR PROCEEDING BASED HEREON, OR ARISING OUT OF UBS WARBURG'S ENGAGEMENT HEREUNDER, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. JOHN HANCOCK ADVISERS AND UBS WARBURG EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH OF JOHN HANCOCK ADVISERS AND UBS WARBURG HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         11. John Hancock Advisers and UBS Warburg each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby. This Agreement may not be assigned by either party without the prior written consent of the other party.

         12. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both UBS Warburg and John Hancock Advisers.

         13. All notices required or permitted to be sent under this Agreement shall be sent, if to John Hancock Advisers:

                           John Hancock Advisers, LLC
                           101 Huntington Avenue
                           Boston, MA  02199-7603

                           Attention: Chief Legal Officer

or if to UBS Warburg:

                           UBS Warburg LLC
                           299 Park Avenue
                           New York, New York  10171

                           Attention:  Chief Legal Officer

or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

         14. This Agreement may be exercised on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Shareholder Servicing Agreement as of the date first above written.



                                            JOHN HANCOCK ADVISERS, LLC



                                            By: _____________________________
                                            Name:
                                            Title:


                                            UBS WARBURG LLC


                                            By: _____________________________
                                            Name:
                                            Title:

                    UBS Warburg LLC Indemnification Agreement
                    -----------------------------------------


                                                                 August   , 2002


UBS Warburg LLC
299 Park Avenue
New York, New York 10171

         In connection with the engagement of UBS Warburg LLC ("UBS Warburg") to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the "Company") with the matters set forth in the Agreement dated August , 2002 between the Company and UBS Warburg (the "Agreement"), in the event that UBS Warburg becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company agrees to indemnify, defend and hold UBS Warburg harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence or willful misconduct of UBS Warburg. In addition, in the event that UBS Warburg becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company will reimburse UBS Warburg for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by UBS Warburg in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates and other constituencies, on the one hand, and UBS Warburg, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which UBS Warburg has been retained to perform financial services bears to the fees paid to UBS Warburg under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that UBS Warburg is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by UBS Warburg pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by UBS Warburg, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not UBS Warburg is an actual or potential party to such Proceeding, without UBS Warburg's prior written consent. For purposes of this Indemnification Agreement, UBS Warburg shall include UBS Warburg LLC, any of its affiliates, each other person, if any, controlling UBS Warburg or any of its affiliates, their respective officers current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

         The Company agrees that neither UBS Warburg nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either UBS Warburg's engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence or willful misconduct of UBS Warburg in performing the services that are the subject of the Agreement.

         THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND UBS WARBURG CONSENT TO THE JURISDICTION OF SUCH COURTS AND

PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY AND THIRD PARTY AGAINST UBS WARBURG OR ANY INDEMNIFIED PARTY. EACH OF UBS WARBURG AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

         The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of UBS Warburg's engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                     Very truly yours,

                                     JOHN HANCOCK ADVISERS, LLC


                                     By:
                                                ----------------------------
                                          Name:
                                          Title


Accepted and agreed to as of
the date first above written:

UBS WARBURG LLC

By
     -------------------------------
     Name:  Oscar Junquera
     Title:  Managing Director


By
     -------------------------------
     Name:  Todd A. Reit
     Title:  Executive Director